EXHIBIT 99.1

iManage Reports Record Third Quarter 2003 Results

Company Posts Record Quarterly Revenues with 29% Year over Year Growth and Pro Forma Profits

FOSTER CITY, Calif., October 22, 2003—iManage, Inc. (Nasdaq: IMAN), a leading provider of collaborative content management software for global enterprises, today announced record financial results for the third quarter ended September 30, 2003.

For the third quarter, iManage reported total revenues of $12.4 million, as compared to $9.6 million for the same period last year, an increase of 29%. Net loss for the third quarter of 2003 calculated in accordance with generally accepted accounting principles was $853,000, or $0.03 per share, as compared to a net loss of $2.5 million, or $0.10 per share, for the same period last year. On a pro forma basis, iManage reported net income of $293,000 for the third quarter, or $0.01 per share, versus a pro forma net loss of $2.2 million, or $0.09 per share, for the same period last year. Pro forma results exclude the impact of costs associated with the proposed merger with Interwoven, Inc. (Nasdaq: IWOV), amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

For the nine-month period ended September 30, 2003, iManage reported total revenues of $35.1 million as compared to $31.0 million for the same period last year, an increase of 13%. Net loss for the first nine months of 2003 calculated in accordance with generally accepted accounting principles was $2.4 million, or $0.10 per share as compared to a net loss of $5.4 million, or $0.23 per share, for the same period last year. On a pro forma basis, excluding the impact of merger-related costs, amortization of stock-based compensation and intangible assets, a lease termination fee recorded in the first quarter of 2003 and the related tax impact of these adjustments, iManage reported a net loss of $79,000 for the nine-month period ended September 30, 2003, or essentially break-even on a per share basis, as compared to a pro forma net loss of $4.2 million, or $0.18 per share, for the same period last year.

A reconciliation between net income (loss) on a generally accepted accounting principles basis and pro forma net income (loss) is provided in the tables immediately following the consolidated statements of operations below.

“Once again, we have delivered a very strong quarter, with solid results in each and every metric – record revenues, pro forma profitability, new customer wins, product innovation, company recognition and overall performance,” said Mahmood Panjwani, president and chief executive officer of iManage. “I am very proud of the iManage team, which has consistently executed and enabled us to achieve our goals to date.”

“Looking ahead, our company stands at a very exciting time with our pending Interwoven merger. Our customers, prospects, partners and employees are already showing great support for this proposed transaction,” added Panjwani. “The combined company will create the next generation enterprise content management platform, with over 2,600 total customers and a very strong financial position.”

Key Customer Wins

In the third quarter, iManage continued its new customer momentum with the acquisition of 54 new customers across all core industry vertical markets, including financial services, manufacturing, government and professional services. Today, more than 1,400 customers are using the iManage WorkSite solution for document management, collaboration, workflow and knowledge management, all accessible via portal access.

•	In the financial services segment, iManage signed numerous new iManage WorkSite customers. For example, First Southwest Company, one of the largest privately held investment banking firms in the Southwest, purchased iManage WorkSite to enable its geographically dispersed investors to find and collaborate on documents and deals. Other new and existing financial services customers purchasing iManage WorkSite licenses in the third quarter included Aon Re Worldwide, Citigroup Global Investment Management, Rothschild, and Planwealth and Stewart Title Company, both in Australia, and Commerzbank in Southeast Asia.

•	New and existing manufacturing customers purchasing licenses of iManage WorkSite in the third quarter included Cooper Tire & Rubber Company, Cyberonics, Inc., Motorola, Inc. and Tyco International, Ltd.

•	iManage also showed strength in the government vertical. New government customers in the third quarter included the U.S. House of Representatives, the Federal Communications Commission and the General Services Administration. Existing customers, including the U.S. Department of Homeland Security, the Bureau of Citizenship and Immigration Services and the U.S. Department of Justice, also purchased additional licenses of iManage WorkSite.

•	iManage continues its leadership position within the professional services industry, especially among legal firms, where strong customer growth included new firms purchasing and switching to iManage WorkSite as well as established iManage customers adding licenses. Law firms purchasing iManage WorkSite in the third quarter included Brown McCarroll LLP; Heller Ehrman White & McAuliffe LLP; Holman Fenwick & Willan; Holland & Knight LLP; Kilpatrick Stockton LLP; Morgan, Lewis & Bockius LLP; Paul, Hastings, Janofsky & Walker LLP; Swidler Berline Shereff & Friedman LLP; Willkie Farr & Gallagher LLP. New international iManage legal customers included the largest firm in Spain, Garrigues; Uría & Menéndez, another prominent law firm in Spain; and De Pardieu, Maffei, Brocas & Leygonie, a prestigious firm in France.

•	Other notable new and existing customers purchasing licenses of iManage WorkSite in the third quarter include Johnson and Johnson, TargetRx, Amnesty International, Borland

Software Corporation, Cendant Mobility, the Southern Association of Colleges and Schools, the Houston Zoo and Novartis in Switzerland.

Technology Leadership

In the third quarter, iManage announced significant new products and features for iManage WorkSite and iManage WorkSite MP (multi-platform).

•	iManage introduced a series of enhancements to its iManage WorkSite MP suite. In developing iManage WorkSite MP 3.1, the company delivered on three key objectives based on customer feedback: to reduce total cost of ownership by simplifying administration and support for global implementations; to aid compliance by improving the ability of organizations to archive completed projects; and to increase support for industry standard Web and application servers, enabling a broader range of enterprises to take advantage of iManage WorkSite.

•	Compliance with the Sarbanes-Oxley Act of 2002 has become a major challenge for many companies. iManage introduced a set of templates, pre-defined workflows and collaborative workspaces for supporting corporate governance that enable companies to rapidly deploy processes and controls to help meet requirements of the Sarbanes-Oxley Act. This solution is designed to deliver the lowest total cost of compliance, driven by rapid deployment, ease of adoption and the ability to reconfigure the solution quickly without extensive reprogramming as processes and regulations change. The templates include a Board of Directors WorkSpace, Internal and External Audit WorkSpace, Corporate Policy WorkSpace and Financial Statement WorkSpaces for regulatory filings such as Form 10-K and Form 10-Q and research reports.

•	iManage announced a major new release of its flagship iManage WorkSite suite. With the introduction of iManage WorkSite 8, iManage is redefining the role of document management for businesses worldwide. iManage WorkSite 8 moves beyond document management with functionality that includes complete email management, data centralization, intranet/extranet support and knowledge management. iManage WorkSite 8 is based on the industry’s most proven three tier architecture, already in use at thousands of companies worldwide, ensuring businesses selecting version 8 can be confident that they are investing in a stable and reliable platform designed for rapid deployment and a low total cost of ownership.

Partnership Development

iManage’s partnership program includes more than 150 system integrators, VARs and iDevelop partners.

•	iManage announced a new partnership with Kofax that will bring high-end scanning capabilities to users of the iManage WorkSite suite. Kofax’s product, Ascent Capture, will be tightly integrated with iManage WorkSite to provide users with a complete, out-of-the-box capture and collaboration solution. Documents scanned with Ascent Capture will be delivered automatically into iManage WorkSite, capturing the information alongside all project work within the repository.

•	Entology, which serves a Global 1000 client base and has a strong presence in the investment banking, pharmaceutical and real estate markets, has become an iManage system integrator. Entology is actively working with iManage customers to sell, deploy and extend installments of iManage WorkSite.

•	iManage partner, Onset, a leading developer of enterprise access software for wireless handheld devices, is supporting iManage WorkSite 8. Onset’s METAmessage solutions let mobile users access their document-management system from their RIM Blackberry.

•	iManage iDevelop partner Workshare has furthered its relationship with iManage to offer a simplified yet robust content productivity platform. This new functionality enables users to view a comparison between a new version and the original version shared for review, and accept or reject the changes into the original document. Users will be able to capture the complete lifecycle of documents directly into iManage WorkSite alongside all relevant content.

Company Achievements

In the third quarter, iManage’s strong execution was recognized at leading events and by prestigious awards.

•	iManage increased its recognition by exhibiting at leading industry trade shows. The company was one of the premier exhibitors at LawNet in Boca Raton, Fla. and Compliance Solutions in Boston. The company also spoke and was represented by customers at several conferences, including Delphi’s xEnterprise Summit, AIIM’s Enterprise Content Management Conference, LegalTech San Francisco and LegalTech September New York.

•	Overseas, iManage’s support of its many customers led to its being voted e-LOTIES Vendor of the Year. The e-LOTIES (Legal Office Technology Innovation Award) is a prestigious technology award recognizing companies in the UK for the latest innovations in e-commerce, knowledge management and web-based technology for the legal sector. iManage was nominated by its customers for its work in the legal industry in the UK.

Merger & Acquisition News

iManage announced its proposed merger with Interwoven in the third quarter and, more recently, its acquisition of Component Insights India Private Limited.

•	On August 6, 2003, iManage and Interwoven announced that they have entered into a definitive agreement to merge in a stock and cash transaction. The combined company will provide the best-integrated platform to manage the complete content lifecycle — from content collaboration and creation, through management, distribution, reuse, archival and disposition. By virtue of its Java technology, comprehensive functionality, enterprise architecture and innovative capabilities such as content intelligence and e-mail management, the new platform will be the industry’s only next-generation enterprise content management platform for the extended enterprise.

A key focus of both iManage and Interwoven in the quarter was gaining traction cross-selling and up-selling under the existing reseller agreement. In the third quarter, iManage and Interwoven had nine joint customers and iManage recorded approximately $600,000 of license revenue under the reseller agreement. These iManage product revenues were generated as a result of collaborative resale efforts between Interwoven’s and iManage’s sales forces including referrals of iManage sales force to Interwoven.

Interwoven and iManage have completed significant steps toward closing the merger. On August 29, 2003, the Federal Trade Commission granted early termination of the antitrust waiting period under the Hart-Scott-Rodino Act for the proposed merger of Interwoven and iManage. The registration statement on Form S-4, which includes the proxy statement/prospectus for the special meeting, became effective on October 9, 2003 and has been mailed to Interwoven and iManage shareholders. Each company is scheduled to hold a special meeting of stockholders on November 18, 2003, for the purpose of approving the proposed merger.

•	iManage today announced the acquisition of Component Insights India Private Limited. Component Insights is a software development company based in Bangalore, India. The transaction value is approximately $400,000 in cash, and the transaction is subject to customary closing conditions. With the acquisition of Component Insights, iManage will expand its infrastructure to create an even larger, world-class software development team. For more information, see “iManage Acquires Component Insights India Private Limited,” October 22, 2003.

Conference Call

iManage’s third quarter results and its business outlook, including the fourth quarter of 2003, will be discussed on Wednesday, October 22, 2003 at 2:30 p.m. PDT/5:30 p.m. EDT. The conference call can be accessed via a live webcast at http://www.imanage.com. A rebroadcast of the call will be available upon its completion.

About iManage, Inc.

Headquartered in Foster City, Calif., iManage, Inc. is a leader in collaborative content management software that enables businesses to efficiently manage and collaborate on critical business content across the extended enterprise. The iManage WorkSite suite delivers document management, collaboration, workflow and knowledge management accessible through an integrated portal in a single integrated Internet solution. This results in significant improvements in communication and process efficiency, faster response times and a rapid return on investment. More than 600,000 professionals in approximately 1,400 businesses have transformed their organizations with the iManage WorkSite solution. For more information, please contact iManage at 1-877-4iManage, contact@imanage.com, or visit our web site at http://www.imanage.com.

iManage and Interwoven announced on August 6, 2003 the signing of a definitive merger agreement, which is subject to customary closing conditions.

Trademark Notice: iManage, the iManage logo, WorkTeam, WorkDocs, WorkPortal, WorkRoute and DeskSite are registered trademarks of iManage, Inc. iManage WorkSite, iManage WorkKnowledge and iManage MailSite are trademarks of iManage, Inc.

Financial Tables Appended
# # #

iManage Contacts:
Jennifer Lee	Laura Heisman
Investor Relations	Public Relations
650-577-6567	650-577-6607
investors@imanage.com	lheisman@imanage.com

ADDITIONAL INFORMATION ABOUT THE iMANAGE AND INTERWOVEN MERGER AND WHERE TO FIND IT

On October 8, 2003, in connection with the proposed merger transaction involving Interwoven and iManage, Interwoven filed with the Securities and Exchange Commission (“SEC”), a registration statement on Form S-4 (File No. 333-108262) containing a definitive joint proxy statement/prospectus regarding the merger. The definitive joint proxy statement/prospectus has been mailed to the stockholders of Interwoven and iManage. Investors and security holders of Interwoven and iManage are urged to read this definitive joint proxy statement/prospectus and any other relevant materials filed by Interwoven and iManage with the SEC when they become available because they contain or will contain important information about Interwoven, iManage and the transaction. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Interwoven or iManage with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the Interwoven documents filed with the SEC by contacting Interwoven Investor Relations, Interwoven, Inc., 803 11th Avenue, Sunnyvale, CA 94089, 408-530-7009, investor.relations@interwoven.com. Investors and security holders may obtain free copies of the documents filed with the SEC by iManage by contacting iManage Investor Relations Department, 950 Tower Lane, Suite 500, Foster City, CA 94404, 650-577-6500, investors@imanage.com.

The officers and directors of Interwoven and iManage may have interests in the merger, some of which may differ from those of the stockholders of Interwoven and iManage generally. In addition, Interwoven and iManage, their respective directors, officers and employees may be deemed to be participants in the solicitation of proxies in favor of the merger from the stockholders of Interwoven and iManage. Information about the directors and officers of Interwoven and iManage and the interests they may have in the merger is available in the definitive joint proxy statement/prospectus, which is included in the Registration Statement on Form S-4 filed by Interwoven with the SEC on October 8, 2003. Additional information regarding the directors and executive officers of Interwoven is also included in the proxy statement for Interwoven’s 2003 annual meeting of stockholders filed with the SEC on April 28, 2003. Additional information regarding the directors and executive officers of iManage is also included in the proxy statement for iManage’s 2003 annual meeting of stockholders filed with the SEC on April 25, 2003.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to risks, uncertainties and other factors that could be deemed forward-looking statement and could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, industry ranking, timing of closing, market or customer needs, organizational structure and execution of integration plans are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Interwoven/iManage merger does not close or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Interwoven and iManage are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; lack of market acceptance of the iManage or Interwoven platform and suite of products, failure of the market for content management software to develop and grow as quickly as expected; delays and difficulties in introducing new products and enhancements to address the needs of specific vertical markets; the introduction of new products or services by competitors that could delay or reduce sales; the failure of reseller and OEM programs to develop as expected; the impact of world and geopolitical events on sales cycles and transaction closure rates and actual or perceived declining economic conditions that could negatively affect sales and profits. Additional information concerning factors that could cause Interwoven’s and iManage’s respective actual results to differ materially from those contained in the forward-looking statements or elsewhere can be found in the definitive joint proxy statement/prospectus filed by Interwoven with the SEC on October 8, 2003, including, without limitation, under the caption “Risk Factors.” Additionally, other risks are described from time to time in Interwoven’s and iManage’s Securities and Exchange Commission reports (including but not limited to iManage’s annual report on Form 10-K for the year ended December 31, 2002, Interwoven’s annual report on Form 10-K for the year ended December 31, 2002, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Interwoven’s or iManage’s results could differ materially from either company’s expectations in these statements. Neither company assumes any obligation and does not intend to update these forward-looking or other statements on this release.

Pro forma net income (loss) is a non-GAAP financial measure that is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Pro forma net income (loss) information is not intended to be considered in isolation or as a substitute for net income (loss) information prepared and presented in accordance with generally accepted accounting principles. iManage’s management refers to pro forma net income (loss) in making operating decisions because management believes that such information provides meaningful supplemental information regarding the company’s operational strength and performance.

These filings are available on a Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

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iMANAGE, INC.

Consolidated Statements of Operations

(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues:
License	$5,397	$4,100	$15,543	$15,478
Support and service	7,004	5,491	19,605	15,510

Total revenues	12,401	9,591	35,148	30,988
Cost of revenues:
License	362	296	1,092	1,073
Support and service	2,046	1,829	5,946	5,211

Total cost of revenues	2,408	2,125	7,038	6,284

Gross profit	9,993	7,466	28,110	24,704
Operating expenses:
Sales and marketing	6,368	6,704	18,739	20,272
Research and development	2,300	2,295	6,774	6,541
General and administrative	1,088	1,169	4,159	3,365
Merger-related costs	1,124	—	1,124	—
Amortization of intangible assets	34	34	104	759

Total operating expenses	10,914	10,202	30,900	30,937

Loss from operations	(921)	(2,736)	(2,790)	(6,233)
Interest income and other, net	118	277	506	851

Income (loss) before provision for income taxes	(803)	(2,459)	(2,284)	(5,382)
Provision for income taxes	50	20	133	60

Net income (loss)	$(853)	$(2,479)	$(2,417)	$(5,442)

Basic and diluted net income (loss) per common share	$(0.03)	$(0.10)	$(0.10)	$(0.23)

Shares used in computing basic and diluted net income (loss) per common share	24,551	24,161	24,337	23,948

iMANAGE, INC.

Impact of Pro Forma Adjustments on Reported Net Income (Loss)

(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2003			September 30, 2002

	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma

Revenues:
License	$5,397	$—	$5,397	$4,100	$—	$4,100
Support and service	7,004	—	7,004	5,491	—	5,491

Total revenues	12,401	—	12,401	9,591	—	9,591
Cost of revenues:
License	362	—	362	296	—	296
Support and service	2,046	—	2,046	1,829	(5)	1,824

Total cost of revenues	2,408	—	2,408	2,125	(5)	2,120

Gross profit	9,993	—	9,993	7,466	5	7,471
Operating expenses:
Sales and marketing	6,368	(22)	6,346	6,704	(139)	6,565
Research and development	2,300	(1)	2,299	2,295	(4)	2,291
General and administrative	1,088	(23)	1,065	1,169	(51)	1,118
Merger-related costs	1,124	(1,124)	—	—	—	—
Amortization of intangible assets	34	(34)	—	34	(34)	—

Total operating expenses	10,914	(1,204)	9,710	10,202	(228)	9,974

Income (loss) from operations	(921)	1,204	283	(2,736)	233	(2,503)
Interest income and other, net	118	—	118	277	—	277

Income (loss) before income taxes	(803)	1,204	401	(2,459)	233	(2,226)
Provision for income taxes	50	58	108	20	—	20

Net income (loss)	$(853)	$1,146	$293	$(2,479)	$233	$(2,246)

Net income (loss) per share	$(0.03)		$0.01	$(0.10)		$(0.09)

Shares used in computing pro forma net income (loss) per share **	24,551		26,655	24,161		24,161

*	The adjustments represent the reversal of merger-related costs, the amortization of deferred stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	Shares used in computing pro forma net income per share adjusted to include the dilutive impact of common stock options, where applicable.

iMANAGE, INC.

Impact of Pro Forma Adjustments on Reported Net Loss

(In thousands, except per share data)
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2003			September 30, 2002

	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma

Revenues:
License	$15,543	$—	$15,543	$15,478	$—	$15,478
Support and service	19,605	—	19,605	15,510	—	15,510

Total revenues	35,148	—	35,148	30,988	—	30,988
Cost of revenues:
License	1,092	—	1,092	1,073	—	1,073
Support and service	5,946	(3)	5,943	5,211	(20)	5,191

Total cost of revenues	7,038	(3)	7,035	6,284	(20)	6,264

Gross profit	28,110	3	28,113	24,704	20	24,724
Operating expenses:
Sales and marketing	18,739	(109)	18,630	20,272	(206)	20,066
Research and development	6,774	(10)	6,764	6,541	(26)	6,515
General and administrative	4,159	(1,072)	3,087	3,365	(182)	3,183
Merger-related costs	1,124	(1,124)	—	—	—	—
Amortization of intangible assets	104	(104)	—	759	(759)	—

Total operating expenses	30,900	(2,419)	28,481	30,937	(1,173)	29,764

Loss from operations	(2,790)	2,422	(368)	(6,233)	1,193	(5,040)
Interest income and other, net	506	—	506	851	—	851

Loss before income taxes	(2,284)	2,422	138	(5,382)	1,193	(4,189)
Provision for income taxes	133	84	217	60	—	60

Net loss	$(2,417)	$2,338	$(79)	$(5,442)	$1,193	$(4,249)

Net loss per share	$(0.10)		$(0.00)	$(0.23)		$(0.18)

Shares used in computing pro forma net loss per share	24,337		24,337	23,948		23,948

*	The adjustments represent the reversal of merger-related costs, a lease termination fee recorded in the first quarter of 2003, the amortization of deferred stock-based compensation and intangible assets and the related tax impact of these adjustments.

iMANAGE, INC.

Consolidated Balance Sheets
(In thousands)

	September 30, 2003	December 31, 2002

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,044	$29,920
Short-term investments	4	8,236
Accounts receivable, net	7,285	8,386
Prepaid expenses and other current assets	1,570	2,703

Total current assets	48,903	49,245
Property and equipment, net	1,765	2,319
Goodwill and other intangible assets, net	3,391	3,495
Other assets	2,299	2,610

Total assets	$56,358	$57,669

Liabilities and Stockholders’ Equity
Current liabilities:
Bank lines of credit, current portion	$4,057	$4,808
Accounts payable	787	2,535
Accrued liabilities	8,136	5,352
Deferred revenues	11,252	12,276

Total current liabilities	24,232	24,971
Bank lines of credit, less current portion	611	1,010

Total liabilities	24,843	25,981

Stockholders’ equity:
Common stock	25	24
Additional paid-in capital	79,556	77,773
Deferred stock-based compensation	(121)	(306)
Notes receivable for common stock	—	(330)
Accumulated comprehensive income	(33)	22
Accumulated deficit	(47,912)	(45,495)

Total stockholders’ equity	31,515	31,688

Total liabilities and stockholders’ equity	$56,358	$57,669